UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): September 15, 2008

NATCO INTERNATIONAL INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-91190	98-0234680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 204, 13569 – 76 Avenue Surrey, British Columbia, Canada, V3W 2W3
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (604)592-0047

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On September 15, 2008, Natco International Inc., a Delaware corporation (the “Company”), amended its Restated Certificate of Incorporation to increase the number of authorized shares of the capital stock of the Corporation from 55,000,000 shares to 505,000,000 shares and filed a Certificate of Amendment to the Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of Delaware to effectuate such amendment.  The Certificate of Amendment, effective September 15, 2008, is attached to this Form 8-K as Exhibit 3.1 and is incorporated by reference.  Pursuant to the Certificate of Amendment, 500,000,000 shares of the total authorized capital stock shall be common stock, par value $.001, and 5,000,000 shares of the authorized capital stock shall be preferred stock, par value $.001.  The Certificate of Amendment was authorized by the Board of Directors pursuant to a unanimous consent in lieu of a meeting, and was approved by a majority of the stockholders of the Company pursuant to written consents in lieu of a special meeting on September 11, 2008.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits.  The following documents are filed as exhibits to this report on Form 8-K:

3.4 Certificate of Amendment of the Restated Certificate of Incorporation, dated September 15, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATCO INTERNATIONAL INC.

Date: September 15, 2008

/s/ Raj-Mohinder S. Gurm

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By:  Raj-Mohinder S. Gurm
Its:   Chief Executive Officer